Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-275890) of Corebridge Financial, Inc. of our report dated February 25, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Equitable Holdings, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 17, 2026